Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2010, relating to the consolidated financial statements appearing in the Standard Gold, Inc. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2009.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Moquist Thorvilson Kaufmann Kennedy & Pieper LLC

Minneapolis, Minnesota
January 27, 2011